UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2004

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +31 205 020000

Not Applicable
(Former name or former address, if changed since last report)

Item 12.                 Results of Operations and Financial Condition.

On March 29, 2004, VIA NET.WORKS, Inc. issued a press release announcing its financial results for the fourth quarter and the year ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, Inc.

Date: April 5, 2004	By:	/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of VIA NET.WORKS, Inc., dated March 29, 2004.